UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16. 2011

MARKETING WORLDWIDE CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2212 Grand Commerce Drive
Howell, MI 48855
(Address of principal executive offices)(Zip Code)

(517) 540-0045
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01  Entry of Order Approving Stipulation for Settlement of Claim.

On February 15, 2011, the Superior Court of the State of California for the County of Los Angeles, Central District, entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Marketing Worldwide Corp., Case No. BC454805.  The Order provides for the full and final settlement of the claim (the “Claim”) of plaintiff Socius GC II, Ltd. (“Socius”)  against defendant Marketing Worldwide Corp., a Delaware corporation (the “Company”).  Socius purchased the Claim from a creditor of the Company (“Creditor”) pursuant to the terms of a Claim Purchase Agreement dated effective as of February 11, 2011 between Socius and Creditor (the “Purchase Agreement”).  The Claim consists of the right to receive payment of $49,565.66 of principal amount pursuant to the terms of several invoices delivered to the Company by Creditor. Pursuant to the terms of the Order, on February 15, 2011, the Company issued and delivered to Socius 4,150,000 shares of common stock (the “Settlement Shares”), subject to adjustment as set forth in the Order.

The Settlement Shares represent approximately 9.9% of the total number of shares of the Company’s common stock outstanding immediately following the issuance of such Settlement Shares.  The total number of shares of the Company’s common stock to be issued to Socius or its designee in connection with the Order will be adjusted on the 21st trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then the Company will issue to Socius or its designee additional shares of the Company’s common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.

The number of VWAP Shares is equal to (i) $49,565.66 divided by 70% of the volume weighted average price as reported by Bloomberg LP (“VWAP”) of the Company’s common stock over the 20-day trading period immediately following the date on which the Settlement Shares were delivered to Socius, plus (ii) Socius’ legal fees, expenses and costs incurred in connection with the transaction, with the total divided by the VWAP of the Company’s common stock over the 20-day trading period immediately following the date on which the Settlement Shares were delivered to Socius.  In no event will the number of shares of common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.99% of the total number of shares of the Company’s common stock then outstanding.

The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the securities described in Item 1.01 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01  Other Events.

Purchase Agreement with Creditor

On February 11, 2011, Socius and Creditor entered into a Claim Purchase Agreement (the “Purchase Agreement”) which provides for the sale by Creditor to Socius of Creditor’s right to the Claim.  As of the date of the Purchase Agreement, the Company was indebted to Creditor for the unpaid principal amount of $49,565.66 with respect to such Claim.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Complaint for Damages

In connection with the purchase of the Claim, on February 14, 2011, Socius filed a complaint for damages against the Company with the Court.  On February 15, 2011, Company counsel and counsel for Socius filed with the Court a joint ex parte application for court order approving stipulation for settlement of Claim.  After holding a hearing, the Court issued the Order on February 15, 2011 as described in Item 1.01 of this report.

 Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Order Approving Stipulation for Settlement of Claim (*)

99.1	Claim Purchase Agreement dated February 11, 2011 by and between Creditor and Socius CG II, Ltd. (*)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marketing Worldwide Corp

Date: February 16, 2011	By:	/s/ Chuck Pinkerton
Chuck Pinkerton
Chief Executive Officer